Exhibit 99.3

PARKWAY ANNOUNCES PENDING $200 MILLION DIRECT EQUITY

INVESTMENT BY TPG, PENDING PURCHASE OF $250 MILLION CHARLOTTE

OFFICE TOWER, AND ANTICIPATED 33% DIVIDEND INCREASE

•	Agrees to issue $200 million of equity to TPG at a price of $11.25 per share

•	Agrees to $250 million purchase of Hearst Tower, a 972,000 square foot office building located in Charlotte’s central business district

•	Anticipated increase in common dividend by 33% to an annual amount of $0.40 per share upon completion of pending transactions

ORLANDO, FLORIDA – May 3, 2012 – Parkway Properties, Inc. (NYSE: PKY) announced today that TPG, a leading global private investment firm, has agreed to make a $200 million equity investment in Parkway at a price of $11.25 per share, which represents a 12% premium to the 30-day trailing average closing price of Parkway’s common stock. The Company intends to use the proceeds raised from this investment to pursue acquisitions based on the Company’s new investment strategy.

As an immediate realization of that plan, the Company announced that it has entered into a purchase and sale agreement to acquire Hearst Tower, a 972,000 square foot trophy office tower located in the central business district in Charlotte, North Carolina. The purchase price of $250 million, or $257 per square foot, represents a significant discount to replacement cost. The building is currently 94% leased with no material expirations until 2017. Bank of America, N.A. will enter into a new lease as part of the transaction to occupy 322,000 square feet in the base of the building with a lease term through March 2022. The purchase of Hearst Tower will initially be financed using the cash received from TPG combined with borrowings on the Company’s credit facility. While the property will be unencumbered at closing, Parkway expects to obtain financing on the property to provide capital for future investment opportunities. The property is expected to generate cash net operating income of approximately $17.5 million during the first year of Parkway’s ownership period.

After evaluating the earnings impact resulting from the Company’s recent acquisition and disposition activity, the Company’s first quarter financial results, and the pending purchase of Hearst Tower, the Board of Directors currently anticipates effecting a 33% increase in the common stock dividend, which would result in an annual dividend amount of $0.40 per share, assuming the completion of the pending TPG and Hearst Tower transactions and subject to formal approval by the Board at that time.

Jim Heistand, Parkway’s President and Chief Executive Officer, said, “TPG’s investment enables Parkway to meaningfully increase our capacity to make long-term value accretive acquisitions while establishing a strategic relationship with a well-connected and insightful partner. We are seeing a number of opportunities to acquire attractive assets at a good basis in our target submarkets. This investment in Parkway by TPG allows us to take advantage of these prospects.”

Mr. Heistand continued, “The pending acquisition of Hearst Tower is a significant positive step as we continue to transform the Company. It is a compelling real estate opportunity – a trophy building, with a stable tenant base, in a submarket with improving fundamentals, at an attractive basis. It also further diversifies our asset base and builds our scale. While initially all of the proceeds received from TPG will be used to purchase Hearst Tower, we expect to eventually finance this property, providing future capacity to pursue other investment opportunities while maintaining our target debt metrics. We will continue to execute on the strategy we have outlined which is to build critical mass in key higher growth sub-markets that are capable of producing strong cash flow yields and growth.”

Kelvin Davis, senior partner at TPG, said, “We welcome the opportunity to become a strategic partner with Parkway, supporting its experienced management team in developing opportunities to increase value for all shareholders. We believe that the Company’s target markets and assets are in the early stages of recovery. Over time, we believe Parkway is well positioned for long-term growth in earnings especially given its increasing scale.”

Key Investment Terms

The investment by TPG has been approved by Parkway’s Board of Directors, and closing is expected to occur before the end of the second quarter. The closing is subject to satisfaction of certain customary closing conditions, including obtaining certain third party consents. The key terms of the investment are as follows:

•	TPG will make a $200 million direct equity investment in Parkway at $11.25 per share, a 12% premium to the 30-day trailing average closing price of Parkway’s common stock.

•

At the closing of the transaction, the Company will issue 4.3 million shares, or approximately $48.4 million, of common stock, representing approximately 19.6% of the Company’s outstanding common stock, and approximately 13.5 million shares, with an initial liquidation value of $151.6 million, of newly-created, non-voting Series E Cumulative Redeemable Convertible Preferred Stock (the “Series E Convertible Preferred Stock”).

•	TPG’s ownership in the Company will be approximately 43% on an as-converted basis at the closing of the transaction.

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The Series E Convertible Preferred Stock is convertible on a one-for-one basis upon shareholder approval, in accordance with NYSE rules. Parkway has agreed to hold a meeting of its stockholders within 180 days following the closing for stockholders to vote on the conversion of the preferred stock into common stock.

•	The dividend on the Series E Convertible Preferred Stock will be equivalent to the Company’s common stock dividend for 6 months, and will increase over time if the preferred shares remain outstanding.

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TPG will have four of nine Board seats, with two directors appointed to each board committee, based on TPG’s as-converted ownership percentage at closing. TPG’s board and committee representation will decrease in the event its ownership percentage decreases below certain specified levels.

•	TPG will have consent rights for certain major decisions of the Company as long as it maintains at least a 22.5% ownership of the Company’s common stock on an as-converted basis.

Advisors

Barclays is acting as financial advisor to Parkway, and Jaeckle Fleischmann & Mugel LLP, Hogan Lovells US LLP, and Forman Perry Watkins Krutz & Tardy LLP are acting as legal counsel for Parkway in connection with the TPG and Hearst transactions. Credit Suisse Securities (USA) LLC is acting as financial advisor to TPG, and Ropes & Gray LLP is acting as TPG’s legal counsel.

About Parkway Properties

Parkway Properties, Inc., a member of the S&P Small Cap 600 Index, is a self-administered real estate investment trust specializing in the ownership of quality office properties in higher growth submarkets in the Sunbelt region of the United States. Parkway owns or has an interest in 43 office properties located in 10 states with an aggregate of approximately 10.0 million square feet of leasable space at May 3, 2012. Fee-based real estate services are offered through wholly-owned subsidiaries of the Company, which in total manage and/or lease approximately 12.5 million square feet for third-party owners at May 3, 2012.

Parkway Properties, Inc.’s press releases and additional information about the Company are available on the Company’s website at www.pky.com.

About TPG

TPG is a leading global private investment firm founded in 1992 with $49 billion of assets under management and offices in Fort Worth, San Francisco, Beijing, Chongqing, Hong Kong, Houston, London, Luxembourg, Melbourne, Moscow, Mumbai, New York, Paris, São Paulo, Shanghai, Singapore and Tokyo. TPG has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, spinouts, growth investments, joint ventures and restructurings. Please visit www.tpg.com for more information.

Forward Looking Statement

Certain statements in this release that are not in the present or past tense or discuss the Company’s expectations (including the use of the words anticipate, believe, forecast, intends, expects, project, or similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current belief as to the outcome and timing of future events. Examples of forward-looking statements include projected net operating income, cap rates, internal rates of return, future dividend payment rates, forecasts of FFO accretion, projected capital improvements, expected sources of financing, expectations as to the timing of closing of acquisitions, dispositions, or other transactions, including the proposed purchase of the Hearst Tower and the TPG equity investment, and descriptions relating to these expectations. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company’s properties for rental purposes; the amount and growth of the Company’s expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; risks associated with joint venture partners; the risks associated with the ownership and development of real property; the failure of the TPG transaction to close; the failure to acquire or sell properties (including Hearst Tower) as and when anticipated; termination of property management contracts; the bankruptcy or insolvency of companies for which Parkway provides property management services or the sale of these properties; the outcome of claims and litigation involving or affecting the Company; the ability to satisfy conditions necessary to close pending transactions; and other risks and uncertainties detailed from time to time in the Company’s SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s business, financial condition, liquidity, cash flows and results could differ materially from those expressed in the forward-looking statements. Any forward looking statements speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. The Company does not undertake to update forward-looking statements except as may be required by law.

Neither the common stock nor the Series E Convertible Preferred Stock to be issued in the investment transaction described herein, nor the common stock into which the Series E Convertible Preferred Stock may become convertible, have been registered under the Securities Act of 1933, as amended, and they may not be offered or sold in the United States absent a registration statement or exemption from registration.

Additional Information About the Proposed Transaction and Where to Find It

This communication is being made in respect of the proposed equity investment involving Parkway and certain affiliates of TPG, a global private investment firm. In connection with the proposed transaction, Parkway will file with the Securities and Exchange Commission a proxy statement and will mail or otherwise disseminate the proxy statement and a form of proxy to its stockholders when it becomes available. STOCKHOLDERS AND INVESTORS ARE ENCOURAGED TO READ THE PROXY STATEMENT (AND OTHER RELEVANT MATERIALS) REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE, AND BEFORE MAKING ANY VOTING DECISION, AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Stockholders and investors will be able to obtain a free copy of the proxy statement (when available), as well as other filings made by Parkway regarding Parkway Properties, Inc. and the proposed transaction, without charge, at the Securities and Exchange Commission’s website (http://www.sec.gov). These materials also can be obtained, when available, without charge, by directing a request to Parkway Properties, Inc., 390 North Orange Avenue, Suite 2400, Orlando, Florida 32801, Attention: Investor Relations.

Certain Information Regarding Participants

Parkway and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from Parkway’s stockholders regarding the conversion of any shares of preferred stock of Parkway issued to TPG in connection with TPG’s proposed equity investment in Parkway into shares of Parkway’s common stock. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Parkway’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on March 12, 2012, and its definitive proxy statement for the 2012 annual meeting of stockholders, which was filed with the SEC on April 5, 2012. Additional information regarding the interests of such individuals in the proposed acquisition of Parkway will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.pky.com.

Contact for Parkway:

Thomas E. Blalock

Vice President of Investor Relations

(407) 650-0593

Contact for TPG:

Lisa Baker

Owen Blicksilver PR, Inc.

(914) 725-5949